UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 8, 2008
CC MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-53354 (Commission File Number)	26-0241222 (IRS Employer Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices, zip code)
(210) 822-2828
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT
Item 8.01 Other Events.
     Clear Channel Communications, Inc. (“Clear Channel”), a subsidiary of CC Media Holdings, Inc. (the “Company”), commenced distribution of a confidential offering memorandum to certain parties on December 8, 2008 in connection with the sale of Clear Channel’s 10.75% Senior Cash Pay Notes due 2016, and 11.00% / 11.75% Senior Toggle Notes due 2016 originally issued in connection with the acquisition of the Company on July 30, 2008. A copy of certain excerpts from the confidential offering memorandum, which may contain material non-public information, are furnished with this Current Report on Form 8-K as Exhibit 99.1 attached hereto.
     This Current Report on Form 8-K and the statements contained in Exhibit 99.1 do not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Item 9.01 Financial Statements And Exhibits.

99.1	Excerpts from the Confidential Offering Memorandum, dated December 5, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CC MEDIA HOLDINGS, INC.
Date: December 8, 2008	By:	/s/ Herbert W. Hill
		Name:	Herbert W. Hill
		Title:	Senior Vice President, Chief Accounting Officer and Assistant Secretary

INDEX TO EXHIBITS

99.1	Excerpts from the Confidential Offering Memorandum, dated December 5, 2008.